EXHIBIT 99.1

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[ ]    THE     [ ]        For:  Heartland Partners, L.P.
    INVESTORS                   330 N. Jefferson Court, Suite 305
    RELATIONS                   Chicago, IL 60661
[ ]  COMPANY   [ ]              312-575-0400
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                                            NEWS RELEASE
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                              The Investor Relations Company serves as investor
                              relations counsel to this company, is acting on the company's behalf in issuing this news release and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities

For further Information:  ------------------------------------------------------

AT HEARTLAND PARTNERS, L.P.:                     AT THE INVESTOR RELATIONS CO.:
Lawrence Adelson                                 Brien Gately
Chief Executive Officer                          (847) 296-4200
(312) 575-0400


                   AS HEARTLAND PARTNERS WINDS DOWN OPERATIONS
                       CFO RESIGNS AND PRESIDENT TO RESIGN

CHICAGO, DECEMBER 30, 2004-- Heartland Partners, L.P. (AMEX: HTL) today reported Daniel Bernardi, the partnership's Chief Financial Officer has resigned to take a similar position with a Houston, Texas-based homebuilder. Heartland has engaged RSM McGladrey to provide accounting services. Richard Brandstatter has advised the company that he is resigning as President of CMC Heartland, a subsidiary of Heartland Partners, effective January 1, 2005. Mr. Brandstatter will be joining Wellington Partners, an Arlington Heights, Illinois real estate developer. He will continue to serve on CMC's Board of Managers and will also have a consulting arrangement with the partnership.

"The company does not expect to reassign the positions," said Lawrence Adelson, chief executive officer. "We continue to wind down operations and have reduced our number of employees to two."

ABOUT HEARTLAND Heartland Partners is a Chicago-based real estate partnership with properties primarily in the upper Midwest United States. CMC Heartland is a subsidiary of Heartland Partners, L.P. CMC is the successor to the Milwaukee Road Railroad, founded in 1847.

This news release may contain certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievement of results to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, real estate market conditions, changing demographic conditions, adverse weather conditions and natural disasters, delays in construction schedules, cost overruns, changes in government regulations or requirements, increases in real estate taxes and other local government fees, access to financing, the unpredictability of the timing of real estate sales and the cost of land, materials and labor.


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